SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 1, 2020

BANCORP 34, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37912	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Suite 100, Alamogordo, New Mexico		88310
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (575) 437-9334

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2020, Bancorp 34, Inc. (the “Company”) and Jill Gutierrez, Co-President and Chief Executive Officer of the Company, entered into a Retirement and Consulting Agreement (the “Consulting Agreement”) in connection with Ms. Gutierrez’s retirement and subsequent resignation from her employment with the Company and Bank 34, a wholly owned subsidiary of the Company (the “Bank”), effective as of September 30, 2020.  The Consulting Agreement will expire on December 31, 2020, unless terminated earlier in accordance with its terms or extended at the discretion of the then-Chief Executive Officer for an additional three-month period.
Ms. Gutierrez will be expected to consult more than 20% of the average hours worked over the prior three years during the Consulting Term (as defined in the Consulting Agreement).  In no event will Ms. Gutierrez work less than eight hours per week.  In exchange for her consulting services, the Company will pay Ms. Gutierrez a monthly consulting fee of $10,000 during the Consulting Term.
Ms. Gutierrez will continue to serve as a member of the board of directors of each of the Company and the Bank and will be entitled to receive fees for services as a member of the board of directors of the Company and/or the Bank. She will also be eligible for any executive discretionary bonus paid for the 2020 calendar year and is entitled to certain benefits as a former employee of the Company and the Bank pursuant to the plans and agreements maintained by the Company and the Bank for her benefit. Ms. Gutierrez’s unvested equity awards will continue to vest for so long as she remains in service as a member of the board of directors of the Company and/or the Bank.
The Consulting Agreement includes confidentiality, non-solicitation and non-competition provisions and a release of claims.
The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the copy of the form of such agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.
In connection with Ms. Gutierrez’s retirement, James Crotty will become President and Chief Executive Officer of the Company and the Bank.  Mr. Crotty was appointed Co-President and Chief Executive Officer of those entities, effective July 20, 2020.
On September 3, 2020, the Company issued a press release announcing these appointments.  A copy of the press release is attached as exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1 99.1	Retirement and Consulting Agreement between Bancorp 34, Inc. and Jill Gutierrez Press release dated September 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCORP 34, INC.

DATE: September 3, 2020	By:	/s/ James T. Crotty
James T. Crotty
Co-President and Chief Executive Officer